                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           RAINBOW TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on June 3, 1999 at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92618, 949-450-7300, (the "Annual Meeting") for the purposes described below.

     1. To elect a Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

     2. To consider and vote upon a proposal to amend the 1990 Restated Incentive Stock Option Plan.

     3. To ratify the appointment of Ernst & Young, LLP as independent auditors of the Company.

     4. To transact such other business as may properly come before the Annual Meeting.

     Only Shareholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope.

                                          By Order of the Board of Directors

                                          /s/ Walter Straub
                                          -----------------------------------
                                          Walter W. Straub
                                          Chairman

April 23, 1999

                           RAINBOW TECHNOLOGIES, INC.
                              50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

     Mailing of this proxy statement and the accompanying proxy card is to commence on May 4, 1999.

                              GENERAL INFORMATION

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 11,738,324 shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The six nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The other matter submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of shares of the Company's Common Stock present or represented and entitled to vote at the meeting.

SOLICITATION OF PROXIES

     The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 2000 Annual Meeting must be received by the Company no later than February 15, 2000 in order that they may be included in the proxy statement related to that meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

     Six directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the six nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

     The names of the nominees and certain information about them are set forth below.

      NAME OF NOMINEE        AGE                           POSITION
      ---------------        ---                           --------
Walter W. Straub...........  55    Chairman, President, Chief Executive Officer and Director
Peter M. Craig.............  54    Vice Chairman & Director
Richard P. Abraham.........  69    Director
Frederick M. Haney.........  58    Director
Marvin Hoffman.............  64    Director
Alan K. Jennings...........  69    Director

     All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

     Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Data Systems, a manufacturer of computerized inventory control systems. Mr. Straub received a B.S.E.E. in 1965 and an M.B.A. in Finance in 1970 from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

     Peter M. Craig has been a director of the Company since 1985, Vice Chairman since December, 1995, Executive Vice President from 1992 to April 1999, and Secretary of the Company from 1989 to April, 1999. Mr. Craig received a B.S.E.E. from Case Institute of Technology in 1967 and a M.S.E.E. from the University of Minnesota in 1975. Mr. Craig will resign from the Company effective April 30, 1999; however, he will remain on the Board of Directors.

     Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Mr. Abraham is a member of the Board of Directors of Quantum Manufacturing Technologies, (QMT) of Albuquerque, New Mexico, a majority owned subsidiary of the Company. As a member of the Board of QMT, Mr. Abraham has an option to purchase 109,400 shares of QMT's common stock at an option price of $0.10, vesting over four years. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a B.S. and M.S. from Stanford University in 1954.

     Dr. Frederick M. Haney has been a director of Rainbow since January, 1996. He is President of Venture Management Company, Palos Verdes Estates, California. From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

     Marvin Hoffman has been a director of the Company since 1990. From 1976 to 1998, he was the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. Mr. Hoffman is currently CEO of NTS/XXCAL IT Staffing and Managed Service Organization. In October of 1998, XXCAL merged with National Technical Systems to form NTS/XXCAL IT Solutions Group. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United

States and Japanese businesses. Mr. Hoffman received a B.A. in Mathematics from California State University Northridge in 1962.

     Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc., a California corporation which provides technical and management services. He received a B.S.E.E. from Stanford University in 1949, an M.S. in Mathematics from Oklahoma State University in 1951 and a Ph.D. in Mathematics from Kansas University in 1954.

CORPORATE OFFICERS

     The names of the Company's corporate officers who are not nominated for election as members of the Board of Directors, and certain information about them is set forth below.

               NAME                 AGE                        POSITION
               ----                 ---                        --------
Aviram Margalith..................  49    Chief Operating Officer
Patrick E. Fevery.................  43    Vice President Finance and Chief Financial Officer
Norman L. Denton, III.............  53    Executive Vice President Sentinel Business Unit
Paul A. Bock......................  51    Senior Vice President Business Development
Richard L. Burris.................  54    Vice President Manufacturing
Laurie W. Casey...................  42    Vice President Strategic Marketing
James Kopycki.....................  57    President Mykotronx

     Dr. Aviram Margalith was appointed Chief Operating Officer of Rainbow in September 1998. From 1997 to 1998, Dr. Margalith was Senior Vice President of Rainbow and President of Mykotronx, a wholly owned subsidiary of Rainbow. Prior to this appointment, Dr. Margalith was Vice President and General Manager of Group Technologies Corporation of Tampa, Florida. His assignments at Group Technologies included International operations, Federal Systems and President of Metrum, Inc. of Denver, Colorado. Dr. Margalith holds a Ph.D., MSEE and BSEE from Cage Western Reserve, Cleveland, Ohio in 1980, 1977 and 1975, respectively.

     Patrick E. Fevery has been Vice President of Finance and Chief Financial Officer of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium in 1980, and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California in 1982.

     Norman L. Denton, III was promoted to Executive Vice President of Sentinel Business Unit in January 1999. From 1995 to January, 1999, Mr. Denton served as Senior Vice President of Sales and Marketing. From 1992 to 1995, Mr. Denton was Vice President of Sales and Marketing. From 1990 to 1992, Mr. Denton held positions of Director of Sales and Marketing North America, and Director of National Accounts Marketing at Rainbow. Mr. Denton attended University of California at Berkeley and San Francisco State University.

     Paul A. Bock was promoted to Senior Vice President Business Development in December 1995, and has served as Vice President of Business Development since 1992. From 1988 to 1992, Mr. Bock held the positions of Director of Business Development for the Company and Manager of National Sales and Major Accounts for the Company. Mr. Bock received his B.S. degree in Political Science from California State University Northridge in 1969.

     Richard L. Burris has been Vice President of Manufacturing since 1992. From 1988 to 1992, Mr. Burris held the positions of the Company's Manufacturing Manager and Director of Manufacturing. Mr. Burris received an AA from Fullerton College in 1973.

     Laurie W. Casey has been Vice President Strategic Marketing since December 1995. Ms. Casey joined Rainbow as Manager of Product Management & Planning in 1992. From 1990 to 1992, she was a Product Manager for Printronix Corporation. Ms. Casey received her B.A. in Spanish in 1978 from the University of

California at Santa Barbara, and obtained her Master's degree in International Management from the American Graduate School of International Management in 1989.

     James J. Kopycki was appointed President of Mykotronx and Senior Vice President, Rainbow in January 1999. Prior to this appointment, Mr. Kopycki was President and COO of Vanguard Integrity Professionals in Orange, California. Mr. Kopycki received his B.S. degree in Industrial Management from University of Illinois in 1966. Mr. Kopycki also graduated from the U.C.L.A. Executive Management Program in 1986.

     Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or corporate officer, respectively.

     There is no family relationship by or between any director or corporate officer of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings during the Company's year ended December 31, 1998. Each director attended all meetings of the Board of Directors.

     The Board of Directors of the Company has standing Audit, Compensation and Stock Option Committees. The Board of Directors has no Nominating Committee nor any committee performing the functions of a Nominating Committee.

     The members of the Audit Committee are Mr. Jennings and Mr. Hoffman. The Audit Committee held two meetings during fiscal 1998. The purpose of the Audit Committee is to review with the management of the Company and with the Company's independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit, and the recommendations of the independent auditors with respect to their audit activities.

     The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal 1998. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

     The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Stock Option Plan. The Stock Option Committee held four meetings during fiscal 1998. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

     Each member of each particular Committee attended all of the meetings of each such Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

     The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain and motivate the high caliber of executives required for the success of the business.

     In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality and net income performance in the current year.

     In particular, the bonus compensation paid to executives is established by the Compensation Committee each year following a review of the Company's performance for the prior year. The bonus compensation is based directly on the Company's current year operating performance goals, and is generally established to equal 30% to 60% of the executive's total cash compensation for the year.

     Long-term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a four-year vesting period, thus providing an incentive to remain in the Company's employ. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

     The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 1997 and goals for 1998. The bonus portion of the Chief Executive Officer's compensation represents approximately 62% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 1997.

CONCLUSION

     The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

                                          Compensation Committee:

                                          Richard P. Abraham
                                          Marvin Hoffman

                             EXECUTIVE COMPENSATION

     The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of Rainbow Technologies, Inc.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                               ANNUAL COMPENSATION       AWARDS
                                              ---------------------   ------------       ALL OTHER
                NAME                  YEAR    SALARY($)    BONUS($)     OPTIONS#     COMPENSATION(1)($)
                ----                  ----    ---------    --------   ------------   ------------------
Walter W. Straub....................  1998     195,600     317,500       22,100            13,600
                                      1997     182,000     218,400       33,000             4,750
                                      1996     172,600     218,400       33,000             4,500
Aviram Margalith....................  1998     204,270      58,000       20,100             5,000
                                      1997     190,590      62,000       82,500             4,750
                                      1996           0           0            0                 0
Patrick E. Fevery...................  1998     132,000     145,250       16,600            10,000
                                      1997     125,000      80,000       22,500             4,750
                                      1996      92,040     107,800       22,500             4,500
Norman L. Denton III................  1998     219,632      32,800       17,600            10,000
                                      1997     216,146     160,200       22,500             4,750
                                      1996     213,588      96,200       22,500             4,500
Peter M. Craig......................  1998     167,500     122,100       15,100            12,556
                                      1997     164,128     144,300       22,500             4,750
                                      1996     164,128     144,300       22,500             4,500

---------------
(1) Company contribution under the Company's 401(K) Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             -------------------------------------------------     POTENTIAL REALIZABLE AT
                             NUMBER OF    % OF TOTAL                               ASSUMED ANNUAL RATES OF
                             SECURITIES    OPTIONS                                STOCK PRICE APPRECIATION
                             UNDERLYING   GRANTED TO    EXERCISE                       FOR OPTION TERM
                              OPTIONS     EMPLOYEES      PRICE      EXPIRATION    -------------------------
           NAME              GRANTED(1)    IN 1998       ($/SH)        DATE           5%            10%
           ----              ----------   ----------    --------    ----------    ----------    -----------
Walter W. Straub...........    12,935        1.74%       11.00      09/23/2008     $85,747       $217,299
                                9,605        1.35%       11.00      09/23/2008     $66,446       $168,387
                                  100        0.01%       12.25      09/30/2008     $   770       $  1,952
Aviram Margalith...........    11,942        1.68%       11.00      09/23/2008     $82,613       $209,357
                                8,058        1.13%       11.00      09/23/2008     $55,744       $141,266
                                  100        0.01%       12.25      09/30/2008     $   770       $  1,952
Patrick E. Fevery..........     1,500        0.21%       14.33      06/14/2008     $13,521       $ 34,265
                               11,545        1.62%       11.00      09/23/2008     $79,866       $202,397
                                3,455        0.48%       11.00      09/23/2008     $23,901       $ 60,570
                                  100        0.01%       12.25      09/30/2008     $   770       $  1,952
Norman L. Denton III.......    13,024        1.83%       11.00      09/23/2008     $90,098       $228,326
                                4,476        0.63%       11.00      09/23/2008     $30,964       $ 78,470
                                  100        0.01%       12.25      09/30/2008     $   770       $  1,952
Peter M. Craig.............    11,637        1.63%       11.00      09/23/2008     $80,503       $204,010
                                3,363        0.47%       11.00      09/23/2008     $23,265       $ 58,957
                                  100        0.01%       12.25      09/30/2008     $   770       $  1,952

---------------
(1) No Option may be exercised prior to one year from date of grant, at which time 28% of the grant is vested with 2% per month vesting thereafter.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                                                            IN-THE-MONEY OPTIONS AT
                                                     NUMBER OF UNEXERCISED OPTIONS        YEAR END 1998 (MARKET PRICE
                         SHARES                            AT YEAR END 1998               AT 12/31/98 AT $18.813/SH)
                       ACQUIRED ON      VALUE      ---------------------------------   ---------------------------------
        NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
        ----           -----------   -----------   --------------   ----------------   --------------   ----------------
Walter W. Straub.....         0              0        240,776            61,821          2,334,790          463,420
Aviram Margalith.....    13,496         90,987         19,050            70,051            146,056          562,297
Patrick E. Fevery....     3,150         28,963         72,300            42,640            591,553          316,337
Norman L. Denton III.    12,000        136,500        127,653            46,131          1,158,350          344,852
Peter M. Craig.......    14,250         86,750        129,693            41,741          1,180,532          313,390

                            DIRECTORS' COMPENSATION

     For the year ended December 31, 1998, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting. For the year ended December 31, 1998, Richard P. Abraham, Marvin Hoffman, Frederick Haney and Alan Jennings, outside directors of the Company, each received $10,000.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative return among Rainbow Technologies, the NASDAQ Index, and the NASDAQ Computer and Data Processing Index.

                                                                                         NASDAQ COMPUTER &
                                      RAINBOW                  NASDAQ INDEX            DATAPROCESSING INDEX
                                      -------                  ------------            --------------------
Dec-93                                  100                         100                         100
Dec-94                                   74                          98                         121
Dec-95                                  114                         138                         185
Dec-96                                   98                         170                         228
Dec-97                                  153                         209                         280
Dec-98                                  149                         293                         502

     The graph assumes $100 was invested on December 31, 1993.

                           EMPLOYMENT AGREEMENTS AND
                          CHANGE OF CONTROL AGREEMENTS

     In January 1999, the Company entered into employment agreements and change of control agreements with Walter W. Straub, President and Chief Executive Officer of the Company, Peter M. Craig, Vice Chairman and Executive Vice President, Norman L. Denton III, Executive Vice President, Paul A. Bock, Senior Vice President, Patrick Fevery, Vice President & Chief Financial Officer, Aviram Margalith, Chief Operating Officer, Laurie Casey, Vice President Strategic Marketing and Richard Burris, Vice President Manufacturing. The terms of the employment agreements provide for a term of one year, and base salary and bonus compensation to be determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to one and one-half times salary and bonus paid in the prior year for Mr. Craig, Mr. Denton, Mr. Bock, Mr. Fevery, Mr. Margalith, Ms. Casey and Mr. Burris, and three times the salary and bonus paid in the prior year for Mr. Straub.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 23, 1999 with respect to share ownership of the Company's Common Stock by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) executive officers listed in the Summary Compensation Table (iv) all officers and directors of the Company as a group without naming them.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL     PERCENTAGE
         NAME AND ADDRESS OF BENEFICIAL OWNERS(1)             OWNERSHIP(2)       OF CLASS
         ----------------------------------------           -----------------   ----------
Walter W. Straub..........................................        689,394           5.9%
Alan K. Jennings..........................................        679,314           5.8%
Peter M. Craig............................................        171,675           1.5%
Richard P. Abraham........................................         59,850             *
Marvin Hoffman............................................         48,350             *
Frederick Haney...........................................         23,175             *
Norman L. Denton III......................................        135,903             *
Patrick Fevery............................................         79,875             *
All officers and directors as a group (12 persons)........      2,039,673          17.4%

---------------
(1) c/o Rainbow Technologies, Inc., 50 Technology Drive, Irvine, CA 92618.

(2) For purposes of this table, "beneficial ownership" of any security as of a given date includes the right to acquire such security within 60 days of April 23, 1999. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in 60 days are as follows: Walter W. Straub 3,840, Alan K. Jennings 1,350, Peter M. Craig 2,520, Richard Abraham 1,350, Marvin Hoffman 1,350, Frederick Haney 1,350, Norman L. Denton 2,941, Patrick E. Fevery 2,896, Aviram Margalith 3,300, other officers as a group 6,946. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At various times during 1998, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham, Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 1998.

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

     During 1998, the Company paid $45,570 to NT/XXCAL, Inc. a corporation engaged in providing high technology temporary computer and computer-related personnel. Marvin Hoffman is the Chief Executive Officer and Chairman of the Board of NT/XXCAL, Inc.

     During 1998, the Company paid $18,323 to Fred Haney, a director of the Company, for providing the Company with consulting services.

401(K) PROFIT SHARING PLAN AND TRUST.

     In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contributions were made in 1998. Company contributions vest at the date of the employee's commencement of service.

                      PROPOSAL 2: APPROVAL OF AMENDMENT TO
                   1990 RESTATED INCENTIVE STOCK OPTION PLAN

     Rainbow shareholders are being asked to approve the amendment of Rainbow's 1990 Restated Incentive Stock Option Plan (the "Option Plan") to increase the number of shares of Rainbow Common Stock which may be issued, by 950,000 shares of Rainbow Common Stock. As of April 21, 1999, options covering an aggregate of 2,742,759 shares of Rainbow's Common Stock were outstanding under the Option Plan, and 10,685 shares remain available for future grant under the Option Plan. In March 1999, the Board of Directors of Rainbow (the "Board") adopted subject to shareholder approval, a proposal to amend the Option Plan to increase the number of shares authorized for issuance under the Option Plan, by 950,000 shares. The Board adopted, these amendments to ensure that Rainbow continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation and Option Committee of the Board.

VOTE REQUIRED

     The affirmative vote of a majority of shares of the Common Stock present in person or represented by proxy and entitled to vote at the Rainbow Special Meeting will be required for the approval of this proposal. Abstentions will be counted towards the tabulation of votes cast on the proposal and will have the same effect as negative votes. Brokers non-votes will not be counted for any purpose in determining whether the proposal has been approved.

DESCRIPTION OF THE OPTION PLAN

     The essential features of the Option Plan are outlined below.

GENERAL

     The Option Plan provides for the grant of incentive stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). See "Tax Information" for a discussion of the tax treatment of incentive and non-qualified stock options.

PURPOSE

     The Option Plan was adopted to promote the interests of the Company by providing key employees incentives to exert special efforts for the success of Rainbow. The Plan assists in retaining the services of top performing employees and to attract new personnel to the Company. The demand for technology industry professionals is strong and extremely competitive. A stock option plan is an essential element of the Company's compensation program.

ADMINISTRATION

     The Option Plan provides that it will be administered by the Board and authorized the Board to delegate such administration to a committee of not fewer than two members of the Board each of whom shall be disinterested within the meaning of Rule 16b-3 under the Exchange Act of 1934. As used herein with respect to the Option Plan the "Board" refers to the Compensation and Option Committee as well as the Board of Directors itself. The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to and the dates on which options will be granted, the number of shares to be subject to each option, the exercise price, the type of consideration and other terms of the option. The Board has delegated such administration to the Compensation and Option Committee.

ELIGIBILITY

     Incentive Stock options may be granted under the Option Plan only to selected employees (including officers) of Rainbow and its affiliates.

STOCK SUBJECT TO THE OPTION PLAN

     If options granted under the Option Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options, again becomes available for issuance under the Option Plan. The current number of shares authorized for issuance under the Option Plan is 2,753,444 shares. Under this proposal the Option Plan would be amended to increase the number of shares authorized for issuance to 3,703,444.

FEDERAL AND CALIFORNIA INCOME TAX INFORMATION

     Incentive stock options under the Option Plan are intended to be eligible for the favorable federal and California income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal and California income tax consequences to the optionee or Rainbow by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualification disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act of 1934.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Rainbow will generally be entitled (subject to the requirement of reasonableness and perhaps in the future the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. Pursuant to Section 162(m) of the Code for options granted on or after the May, 1994 Annual Meeting, or options materially modified after January 1, 1994, Rainbow's business expense deduction will be limited to $1 million for certain executive employees if such an employee's recognition of ordinary income on such disqualifying disposition, combined with all other compensation paid to the employee during the year of the disqualifying disposition, exceeds $1 million.

                 THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE
                       FOR APPROVAL OF THE AMENDMENTS TO
              RAINBOW'S 1990 RESTATED INCENTIVE STOCK OPTION PLAN

         PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 1999 fiscal year. Ernst & Young LLP have been the independent auditors for the Company since 1987, and their reappointment has been recommended by the Board of Directors.

     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the 1999 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Company knows of no matters, other than those described herein, which are to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                              FINANCIAL STATEMENTS

     Financial Statements of the Company are contained in the 1998 Annual Report to Shareholders.

     THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT WITHOUT COST BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.

                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company, at 50 Technology Drive, Irvine, California 92618, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          /s/ Walter Straub
                                          -----------------------------------
                                          Walter W. Straub
                                          Chairman

Irvine, California
April 23, 1999

                           RAINBOW TECHNOLOGIES, INC.

                  Annual Meeting of Shareholders - June 3, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Rainbow Technologies, Inc. (the "Company") hereby appoints Walter W. Straub, the President of the Company, or failing him, Peter
M. Craig, Vice Chairman of the Company, or instead of either of the foregoing _______________________, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on June 3, 1999 at 2:00 P.M. Pacific Time, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below.

1.  ELECTION OF DIRECTORS.

    [ ]  FOR all nominees listed              [ ]  WITHHOLD AUTHORITY
         below (except as marked                   to vote for each
         to the contrary below)                    nominee listed below

         Walter W. Straub        Alan K. Jennings          Marvin Hoffman
         Peter M. Craig          Richard P. Abraham        Frederick M. Haney

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list above.)

2.  PROPOSAL TO APPROVE AMENDMENT TO 1990 RESTATED INCENTIVE STOCK OPTION PLAN.

                [ ]  FOR        [ ]  AGAINST         [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                [ ]  FOR        [ ]  AGAINST         [ ] ABSTAIN

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

Name: ____________________                 No. of Shares: ____________________

Dated: _____________, 1999                 ___________________________________
                                                       Signature

                                           ___________________________________
                                                Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

NOTE: If no specification is made, this Proxy will be voted FOR on Proposals 1 2 and 3.